Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2013, relating to the consolidated financial statements and financial statement schedule of QLT Inc. and the effectiveness of QLT Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2012.

/s/ Deloitte LLP

Deloitte LLP

Independent Registered Chartered Accountants

Vancouver, Canada

July 29, 2013